      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2000
                                               REGISTRATION STATEMENT NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                         BEACON CAPITAL PARTNERS, INC.

             (Exact name of registrant as specified in its charter)

           MARYLAND                   04-3403281
 (State or other jurisdiction      (I.R.S. Employer
              of                 Identification No.)
incorporation or organization)

                         ONE FEDERAL STREET, 26TH FLOOR
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 457-0400
         (Address and Telephone Number of Principal Executive Offices)

                               ALAN M. LEVENTHAL
                            CHIEF EXECUTIVE OFFICER
                                      AND
                             WILLIAM A. BONN, ESQ.
                                GENERAL COUNSEL
                         BEACON CAPITAL PARTNERS, INC.
                         ONE FEDERAL STREET, 26TH FLOOR
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 457-0400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         ------------------------------

                                    COPY TO:

                             GILBERT G. MENNA, P.C.
                            KATHRYN I. MURTAGH, ESQ.
                          GOODWIN, PROCTER & HOAR, LLP
                                BOSTON, MA 02109
                                 (617) 570-1000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective, as determined by the Registering Stockholder.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF SECURITIES BEING                 AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
                 REGISTERED                    BE REGISTERED(1)       PER SHARE(2)        OFFERING PRICE      REGISTRATION FEE
Common Stock................................       2,528,296             $13.67             $34,561,806            $9,125

(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization, or other similar event.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MAY 4, 2000

                                2,528,296 SHARES

                         BEACON CAPITAL PARTNERS, INC.

                                  COMMON STOCK

                               ------------------

    Beacon Capital Partners, Inc., is a real estate investment trust (a "REIT") that conducts real estate investment and development activities.

    This Prospectus relates to 2,528,296 shares of our Common Stock which may be issued to and sold by a Selling Stockholder. We are registering these securities on behalf of the Selling Stockholder. We are not selling any of these securities and we will not receive any proceeds from the sale of these securities.

    Our Common Stock is not listed on any national securities exchange or the Nasdaq Stock Market.

    Our principal executive offices are located at One Federal Street, 26th Floor, Boston, Massachusetts 02110. Our telephone number is (617) 457-0400.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is            , 2000.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus, including the information incorporated by reference into this Prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use the words "anticipate," "believe," "estimate," "expect" and other similar expressions in this Prospectus, they are generally intended to identify forward-looking statements. In connection with such forward-looking statements, you should consider that they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Factors that could cause our actual results, performances or achievements to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, the following:

    --  potential developments or acquisitions or dispositions of properties;

    -- our qualifications as a real estate investment trust under the Internal Revenue Code;

    -- the real estate markets in Seattle, Washington, Sunnyvale, California, and Boston, Massachusetts;

    --  the anticipated operating performance of our investments;

    --  the availability of debt and equity financing;

    --  interest rates;

    --  availability of qualified personnel;

    --  trends affecting our financial condition or result of operations;

    -- changes in, or the failure or inability to comply with, governmental regulation;

    --  the impact of pending or future litigation; and

    -- international, national, regional and local economic and political changes.

    We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. These forward-looking statements were based on information, plans and estimates at the date of this Prospectus, and we disclaim any obligation to update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

                             ABOUT THIS PROSPECTUS

    This Prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This Prospectus and any accompanying Prospectus supplement do not contain all of the information included in the Registration Statement. For further information, we refer you to the Registration Statement, including its exhibits. Statements contained in this Prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that such agreement or document be filed as an exhibit to the Registration Statement, or if we otherwise filed such agreement or document, please see such agreement or document for a complete description of these matters.

    This Prospectus provides you with a general description of the offered shares. Each time the Selling Stockholder sells any of the offered shares, the Selling Stockholder will provide you with this Prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this Prospectus. You should read both this Prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, (Suite
1400), Chicago, Illinois 60661. Our SEC filings are also available at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a website with filings at http://www.sec.gov.

    The SEC allows us to incorporate by reference the information we file with them into this Prospectus, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede the information in this Prospectus and listed below. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholder sells all of the securities.

    - our Proxy Statement dated April 10, 2000 prepared in connection with our Annual Meeting of Shareholders to be held on May 10, 2000;

    - our Annual Report on Form 10-K for the year ended December 31, 1999;

    - our Current Reports on Form 8-K dated January 4, 2000; February 14, 2000; March 22, 2000; April 13, 2000; and April 24, 2000; and

    - the description of our common stock contained in our Registration Statement on Form 8-A, filed on September 23, 1998.

    You may request a copy of the information incorporated by reference in this Prospectus, as well as any exhibit we have specifically incorporated by reference as an exhibit in this Prospectus, at no cost, by writing to us at the following address: Beacon Capital Partners, Inc., One Federal Street, 26th Floor, Boston, Massachusetts 02110, Attention: Secretary. Telephone requests may be directed to (617) 457-0400.

    You should rely only on the information incorporated by reference or contained in this Prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                USE OF PROCEEDS

    The Selling Stockholder will receive all of the proceeds from the sale of the securities offered hereby. We will not receive any of the proceeds from the sale by the Selling Stockholder of its Common Stock.

                              SELLING STOCKHOLDER

    The following table sets forth information with respect to the Selling Stockholder, including the number of shares of Common Stock which may be issued to the Selling Stockholder and which may be offered pursuant to this Prospectus. We are obligated by the terms of a Registration Rights Agreement to file this Registration Statement on behalf of the listed stockholder. Upon issuance, the Selling Stockholder may offer and sell all of the securities registered hereby. If the Selling Stockholder sells all shares registered hereby, the Selling Stockholder will not beneficially own any securities of the Company after this Offering. Inclusion on this list does not imply that the Selling Stockholder will actually offer or sell any of the shares registered on its behalf.

                                                               NUMBER OF       NUMBER OF
                                                              SHARES OWNED   SHARES BEING
                                                               BEFORE THE    REGISTERED IN
SELLING STOCKHOLDER                                           OFFERING(1)    THE OFFERING
-------------------                                           ------------   -------------
Luddite Associates..........................................       0            2,528,296

------------------------

(1) The Selling Stockholder presently owns 2,528,296 units of limited partnership interest in Beacon Capital Partners, L.P., a Delaware limited partnership and subsidiary of the Company, which may be redeemed for cash or, at the option of the Company, for an equivalent number of shares of the Company's Common Stock.

    The Selling Stockholder does not have, nor within the past three years has it had, any position, office or other material relationship with the Company or any if its predecessors or affiliates. Because the Selling Stockholder may, pursuant to this Prospectus, offer all or some portion of the Common Stock, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Stockholder upon termination of any such sales.

                              PLAN OF DISTRIBUTION

    The securities offered hereby, the Offered Securities, may be sold from time to time to purchasers directly by the Selling Stockholder. As used herein, Selling Stockholder includes donees and pledges selling shares received from the Selling Stockholder after the date of this Prospectus. Alternatively, the Selling Stockholders may from time to time offer the Offered Securities to or through underwriters, broker/ dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder or the purchasers of such securities for whom they may act as agents. The Selling Stockholder and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve cross or block transactions)

    -- on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale;

    --  in the over-the-counter market;

    -- in transactions otherwise than on such exchanges or in the over-the-counter market; or

    --  through the writing of options.

    At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker/ dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    All expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholder will pay all the underwriting discounts and selling commissions, if any. The Selling Stockholder will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We will be indemnified by the Selling Stockholder against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. Certain partners of Goodwin, Procter & Hoar LLP directly or indirectly own an aggregate of 7,237 shares of common stock of the Company.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Beacon Capital Partners, Inc. and the consolidated financial statements and financial statement schedule of Beacon/PW Kendall LLC, both included in Beacon Capital Partners, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, INCORPORATED HEREIN BY REFERENCE OR CONTAINED IN A PROSPECTUS SUPPLEMENT. NEITHER WE NOR THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. THE SELLING STOCKHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR INCORPORATED HEREIN BY REFERENCE, OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Forward-Looking Statements............      1
Where You Can Find More Information...      2
Use of Proceeds.......................      3
Selling Stockholder...................      3
Plan of Distribution..................      4
Legal Matters.........................      4
Experts...............................      5

                                2,528,296 SHARES

                                 BEACON CAPITAL
                                 PARTNERS, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated fees and expenses payable by us in connection with the registration of the securities registered hereby:

Registration fee............................................  $  9,125
Legal fees and expenses.....................................    10,000
Accounting fees and expenses................................    10,000
Printing and duplicating expenses...........................    15,000
Miscellaneous...............................................       875
                                                              --------
Total.......................................................  $ 45,000
                                                              ========

------------------------

(1) All amounts except the registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability result from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes BCP, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of BCP and at the request of BCP serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of BCP. The Bylaws obligate BCP, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of BCP and at the request of BCP, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit BCP to indemnify and advance expenses to any person who served a predecessor of BCP in any of the capacities described above. Under the Bylaws, if a claim for indemnification or advancement of expenses by a director or officer is not paid in full by BCP within (a) 60 days after the receipt by BCP of a written claim for indemnification or (b) in the case of a director, 10 days after the receipt by BCP of documentation of expenses and the required undertaking, such director or officer may at any time thereafter bring suit against BCP to recover the unpaid amount of the claim, and if successful in whole or in part, such director or officer is also entitled to be paid the expenses of prosecuting such claim. The Bylaws permit BCP to maintain (and it does maintain) insurance, at its expense, to protect itself and any director, officer, or non-officer employee against any liability of any character asserted against or incurred by BCP or any such director, officer, or non-officer employee, or arising out of any such person's corporate status, whether or not BCP would have the power to indemnify such person against such liability under the MGCL or the Bylaws.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which his is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, whether or not received in the director's or officer's official capacity, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of
(a) a written affirmation by the director or officer of his good belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BCP pursuant to the foregoing provisions, BCP has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    BCP has entered into indemnification agreements with each of its directors and senior officers. The indemnification agreements require, among other matters, that BCP indemnify its directors and officers, as well as their spouses and children, to the fullest extent permitted by Maryland law and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, BCP must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements or recovery under any directors' and officers' liability insurance policies maintained by BCP. BCP is not required to indemnify the director or officer for amounts paid or to be paid in settlement unless such settlement is approved in advance by BCP. The agreements also require BCP to provide to the directors or officers the maximum amount of directors' and officers' liability insurance available under any insurance policy or policies maintained by BCP, and to continue such coverage for seven years after the directors or officers no longer serve as directors or officers of BCP for events occurring during their service with BCP.

    Under Section 8 of the Purchase Agreement filed as Exhibit 1.1 hereto, the Initial Purchaser has agreed to indemnify, under certain conditions, BCP, its directors, officers, employees and persons who control BCP within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against certain losses, claims, damages, liabilities or expenses.

ITEM 16. EXHIBITS. The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.


         1.1            Placement Agent Agreement between NationsBanc Montgomery
                          Securities LLC and the Company, as amended.(1)

         2.1            Agreement and Plan of Merger by and between the Predecessor and the Company.(1)

         4.1            Specimen certificate for common stock, $.01 par value, of
                          the Company.(2)

         5.1            Opinion of Goodwin, Procter & Hoar LLP as to the validity of the securities being offered.

        10.1            Beacon Capital Strategic Partners, L.P. Limited Partnership
                          Agreement.(3)

        23.1            Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                          5.1).

        23.2            Consent of Ernst & Young LLP.

        24.1            Powers of Attorney (included on signature page hereof).

------------------------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on June 16, 1998.

(2) Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on August 21, 1998.

(3) Previously filed as an exhibit to Post-Effective Amendment on Form S-3 to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on November 24, 1999.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 4th day of May, 2000.

                                                       BEACON CAPITAL PARTNERS, INC.

                                                       By:  /s/ LIONEL P. FORTIN
                                                            -----------------------------------------
                                                            Lionel P. Fortin
                                                            President and Chief Operating Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Beacon Capital Partners, Inc. hereby severally constitute Lionel
P. Fortin and Randy J. Parker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and generally to do all such things in our names and in our capacities as officers and directors to enable Beacon Capital Partners, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                   DATE
                      ---------                                      -----                   ----
                /s/ ALAN M. LEVENTHAL                  Chairman of the Board and Chief
     -------------------------------------------         Executive Officer and Director   May 4, 2000
                  Alan M. Leventhal                      (Principal Executive Officer)

                /s/ LIONEL P. FORTIN
     -------------------------------------------       President, Chief Operating         May 4, 2000
                  Lionel P. Fortin                       Officer and Director

                                                       Senior Vice President and Chief
                 /s/ RANDY J. PARKER                     Financial Officer (Principal
     -------------------------------------------         Financial and Accounting         May 4, 2000
                   Randy J. Parker                       Officer)

                /s/ STEPHEN T. CLARK
     -------------------------------------------       Director                           May 4, 2000
                  Stephen T. Clark

                /s/ ROBERT M. MELZER
     -------------------------------------------       Director                           May 4, 2000
                  Robert M. Melzer

                 /s/ STEVEN SHULMAN
     -------------------------------------------       Director                           May 4, 2000
                   Steven Shulman

                /s/ SCOTT M. SPERLING
     -------------------------------------------       Director                           May 4, 2000
                  Scott M. Sperling

                                 EXHIBIT INDEX


 1.1                    Placement Agent Agreement between NationsBanc Montgomery
                        Securities LLC and the Company, as amended.(1)

 2.1                    Agreement and Plan of Merger by and between the Predecessor and the Company.(1)

 4.1 Specimen certificate for common stock, $.01 par value, of the Company.(2)

 5.1                    Opinion of Goodwin, Procter & Hoar LLP as to the validity of the securities being offered.

10.1                    Beacon Capital Strategic Partners, L.P. Limited Partnership
                        Agreement.(3)

23.1                    Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                        5.1).

23.2                    Consent of Ernst & Young LLP.

24.1                    Powers of Attorney (included on signature page hereof).

------------------------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on June 16, 1998.

(2) Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on August 21, 1998.

(3) Previously filed as an exhibit to Post-Effective Amendment on Form S-3 to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on November 24, 1999.